SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          SYNERGY FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



           New Jersey                                      Applied For
           ----------                                      -----------
     (State of Incorporation                              (IRS Employer
          or Organization)                                Identification No.)


310 North Avenue East, Cranford, New Jersey                 07016
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(Address of Principal Executive Offices)                  (Zip Code)

If this form relates to the registration of a class of          If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act        securities  pursuant to Section  12(g) of the Exchange Act
and is effective  pursuant to General Instruction A.(c),        and is effective pursuant to General Instruction A.(d),
please check the following box.|_|                              please check the following box.|X|

Securities  Act  registration  statement file number to which this form relates:  333-108884

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                       Name of Each Exchange on Which
To be so Registered                       Each Class is to be Registered
-------------------                       ------------------------------
None                                                    N/A


Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.10 per share
---------------------------------------
          (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT
                 ----------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered

         The information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of Synergy Financial Group, Inc." in the Prospectus included in Part I of the Registration Statement on Form S-1 of the registrant, originally filed with the Securities and Exchange Commission on September 17, 2003 (File No. 333-108884), is incorporated by reference in response to this Item 1. Information set forth under the captions "Description of Capital Stock" and "Restrictions on Acquisition of Synergy Financial Group, Inc." contained in a prospectus relating to SEC File No. 333-108884 and to be subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement when filed.


Item 2.  Exhibits

3(i)   Certificate of Incorporation of Synergy Financial Group, Inc.

3(ii)  Bylaws of Synergy Financial Group, Inc.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              SYNERGY FINANCIAL GROUP, INC.


Date: November 12, 2003                       By:  /s/John S. Fiore
                                                   ----------------
                                                   John S. Fiore
                                                   President